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SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2002

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

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Item 5. Other Information

On June 14, 2002, Avista Corporation (Avista Corp. or the Company) responded to the June 4, 2002 Federal Energy Regulatory Commission (FERC) order issued to Avista Corp. and three other companies requiring these companies to show cause within ten days as to why their authority to charge market-based rates should not be revoked. Further information about this FERC order and related investigation can be found in the Company’s Current Reports on Form 8-K filed on May 28, 2002 and June 6, 2002.

In its response, Avista Corp. has indicated that it has not engaged in trading strategies specified by the June 4, 2002 FERC order. Avista Corp.’s press release for its response to the FERC order is filed as exhibit 99(a) hereto. Avista Corp.’s response to the FERC (not including attachments) is filed as exhibit 99(b) hereto.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at the Company’s Internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

Item 7. Exhibits

99(a)	Press Release dated June 14, 2002
99(b)	Response of Avista Corporation to Order to Show Cause (not including attachments)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: June 18, 2002	/s/ Jon E. Eliassen

Jon E. Eliassen Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)